CTPartners Executive Search Inc. Announces Second Quarter 2013 Financial Results
Net Revenue Increased to $34.2 Million
Reported Net Loss Per Share of $0.05; Adjusted Net Income Per Share of $0.08
Third Quarter 2013 Net Revenue Guidance Between $32.5 million to $34.5 million; Adjusted Earnings Per Share in the Range of $0.07 to $0.09
Conference Call Scheduled at 9:00 AM ET on Thursday August 8th

NEW YORK - August 7, 2013 - CTPartners Executive Search Inc. (NYSE MKT: CTP), a global retained executive search firm, today announced its financial results for the second quarter and six months ended June 30, 2013.

“Our strong second quarter financial results reflect a combination of execution by our experienced consultants and improved market conditions. Revenue growth was higher than our original expectation, and came in at 1% year over year and 17% sequentially with all six practices showing improvement over the first quarter of 2013. Augmentum, acquired in May, performed as expected in the quarter and has already made a significant contribution to our business development activities. We improved the leverage in our business model and delivered better than expected adjusted earnings per share of $.08 cents, an increase over last year's second quarter, and a significant improvement over this year's first quarter result,” said Brian Sullivan, Chief Executive Officer.

SECOND QUARTER RESULTS
Net revenue for the second quarter increased to a record high $34.2 million compared with $33.8 million in the prior year's second quarter. North American revenue increased 1.7% to $21.7 million; EMEA was up 24.5% at $8.3 million, including a $0.9 million contribution from Augmentum Consulting Ltd; and Latin America was relatively flat at $3.0 million. Asia Pacific revenue was $1.2 million compared to $2.6 million in the prior year quarter. On a practice basis, year-over-year, Professional Services increased 39.1% to $5.8 million, Industrial grew 28.4% to $3.7 million, Life Sciences improved 24.9% to $6.8 million and Technology Media & Telecom rose 19.1% to $4.5 million. Financial Services and Consumer/Retail declined 27.6% and 15.1%, respectively, due to tougher comparables.

Compensation expense, excluding reorganization costs, increased $0.5 million to $25.9 million compared to the second quarter of 2012.   This represented 75.7% of revenue, one of the lowest levels in CTPartners history. General and Administrative expenses, excluding non-operating expenses, remained flat year over year at $7.2 million or approximately 20.9% of revenue.

GAAP net loss attributable to the Company for the second quarter was $0.4 million, or $0.05 per share, compared to a net loss of $0.3 million, or $0.05 per share for last year's second quarter. Excluding after-tax non-operating charges of $1.0 million, adjusted net income was $0.6 million, or $0.08 per share compared to adjusted net income of $0.5 million, or $0.07 per share in the prior year's second quarter. A reconciliation of non-GAAP measures is included in this news release.

PERFORMANCE METRICS

•	The Company was engaged in 364 new search assignments compared to 350 in the year-ago quarter, and up sequentially from 348 in the 2013 first quarter.

•	The number of placements was 272, a 77% placement rate flat with 272, or a 75% placement rate in last year's comparable quarter and 231 placements, or a 78% placement rate in the 2013 first quarter.

•	CTPartners had 121 consultants compared with 109 consultants in the year-ago quarter and up sequentially from 107 consultants, reflecting the Augmentum Consulting Ltd acquisition.

•	The Company's voluntary turnover was one consultant, maintaining one of the lowest turnovers in the executive search industry.

•	Net revenue per consultant was $1.2 million, flat with the year-ago second quarter and up 9%, or $0.1 million, from the 2013 first quarter.

•	Average revenue per search increased to $103,100, an increase of 9% compared to $94,400 in last year's second quarter and a 14% increase compared to $90,300 in the 2013 first quarter.

•	The number of clients representing repeat business was 72% in the quarter compared with 76% in both last year's second quarter and 2013 first quarter.

Six-Month Financial Results
For the six months ended June 30, 2013, net revenue totaled $63.4 million compared to net revenue $66.2 million reported for the six months ended June 30, 2012. GAAP net loss attributable to the Company for the six months ended June 30, 2013 was $2.4 million, or $0.34 per share compared to a net loss of $0.9 million, or $0.12 per share for the six months ended June 30, 2012. Excluding after-tax non-operating charges of $2.7million, adjusted net income was $0.3 million, or $0.04 per share compared to adjusted net income of $0.9 million, or $0.13 per share in the prior year's six month period. A reconciliation of non-GAAP measures is included in this news release.

Guidance
For the third quarter ending September 30, 2013, the Company expects to report net revenue in the range of $32.5 million to $34.5 million and adjusted earnings per share between $0.07 to $0.09, excluding the non-operating charges.

Conference Call
The Company will host a conference call and webcast for the investment community on Thursday, August 8 at 9:00 AM ET. Investors within the United States interested in participating are invited to call 866- 318-8612 and reference the Participant Passcode: 25419570. All other international participants can use the dial-in number 617- 399-5131, using the same Participant Passcode. A replay of the event will be available for one week following the conclusion of the call. To access the replay, callers in the United States can call 888-286-8010 and reference the Replay Access Code: 86188004. International callers can dial 617- 801-6888, using the same Replay Access Code. To access the webcast, please visit http://investor.ctnet.com.

About CTPartners
CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, senior executive, and board searches, as well as expertise serving private equity and venture capital firms.

With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.  Headquartered in New York, CTPartners has 22 offices in 15 countries.

www.ctnet.com

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our ability to amend certain provisions of previously executed purchase agreements; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 20, 2013 and 10-Q filed on August 7, 2013. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission

Contact:
CTPartners
William J. Keneally
216-682-3103
wkeneally@ctnet.com

EVC Group
Michael Polyviou/Robert Jones - Investor Relations
212-850-6020
mpolyviou@evcgroup.com
Janine McCargo - Media
212-646-0425
jmccargo@evcgroup.com

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Net revenue	$34,223	$33,754	$63,406	$66,157
Reimbursable expenses	1,142	1,169	1,942	2,191
Total revenue	35,365	34,923	65,348	68,348
Operating expenses
Compensation and benefits	26,240	26,890	50,307	53,365
General and administrative	8,349	7,084	16,630	13,810
Reimbursable expenses	1,255	1,318	2,092	2,345
Total operating expenses	35,844	35,292	69,029	69,520
Operating loss	(479)	(369)	(3,681)	(1,172)
Interest expense, net	(65)	(40)	(119)	(79)
Loss before income taxes	(544)	(409)	(3,800)	(1,251)
Income tax benefit	220	85	1,443	361
Net loss	(324)	(324)	(2,357)	(890)
Net income attributable to redeemable noncontrolling interest	(58)	—	(58)	—
Net loss attributable to the Company	$(382)	$(324)	$(2,415)	$(890)

Basic and diluted loss per common share	$(0.05)	$(0.05)	$(0.34)	$(0.12)
Basic and diluted weighted average common shares	7,035,919	7,151,227	7,027,120	7,143,380
ADJUSTED PERFORMANCE MEASURE, EXCLUDING NON-OPERATIONAL CHARGES
(in thousands except share and per share amounts)

	(in thousands, except per share amounts)
	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
CALCULATION OF "AS ADJUSTED" PERFORMANCE MEASURE
Net loss	$(324)	$(324)	$(2,357)	$(890)
Adjustments:
Post-combination compensation and reorganization expense	426	1,525	2,304	3,050
Foreign exchange loss/(gain) on funding of foreign subsidiaries	230	(149)	907	(362)
Costs incurred for restatement, acquisition and integration	874	79	1,086	335
Tax effect of the adjustments	(589)	(599)	(1,677)	(1,185)
Adjusted net income/ (loss)	$617	$532	$263	$948

Earnings per common share, as adjusted	$0.08	$0.07	$0.04	$0.13
Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

Adjusted Performance Measure, Excluding Non-Operational Charges
We utilize Adjusted Net Income/(Loss) and Adjusted Income/(Loss) per common share, non-GAAP financial measures, as a measures of our results of operations. We calculated Adjusted Net Income/(Loss) as Net Income/(Loss) excluding the following charges which we do not believe are reflective of our operational results:

•	Post-combination compensation expense

•	Reorganization charges

•	Gain or loss on foreign currency related to funding of foreign subsidiaries

•	Fees and expenses incurred by us in connection with the restatement of our 2012 interim financial statements

•	Fees and expenses incurred in connection with acquisitions

•	Tax effect of the above adjustments
We calculate Adjusted earnings/(loss) per common share using the weighted average shares outstanding amounts used in the calculation of diluted earnings per share in accordance with GAAP.
Management utilizes this information to measure performance, and believes it more appropriately reflects the results of ongoing operations.

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
Assets
Current Assets
Cash	$5,690	$15,947
Accounts receivable, net	30,625	23,100
Prepaid expenses	2,698	2,949
Deferred income taxes	2,192	1,932
Income taxes receivable	1,555	—
Other	2,211	3,775
Total current assets	44,971	47,703
Non-current assets
Leasehold improvements and equipment, net	3,395	3,473
Goodwill	5,219	215
Intangibles, net	4,475	3,195
Other assets	2,902	1,867
Deferred income taxes	4,359	4,021
	$65,321	$60,474
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$3,766	$3,186
Line of credit	4,568	—
Accounts payable	2,447	1,762
Accrued compensation	20,713	24,401
Accrued business taxes	2,147	1,465
Income taxes payable	—	233
Accrued expenses	4,780	3,762
Total current liabilities	38,421	34,809
Long-Term Liabilities
Long-term debt, less current maturities	2,916	3,488
Deferred rent, less current maturities	1,130	1,367
Total long-term liabilities	4,046	4,855
Redeemable noncontrolling interest	3,765	—
Stockholders’ Equity
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	37,551	36,846
Accumulated deficit	(15,026)	(12,611)
Accumulated other comprehensive loss	(1,368)	(1,357)
Treasury stock	(2,075)	(2,075)
Total stockholders' equity	19,089	20,810
	$65,321	$60,474

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Six Months Ended June 30,
	2013	2012
Cash Flows From Operating Activities
Net loss	$(2,357)	$(890)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	846	793
Reorganization charges	33	—
Share-based compensation	377	558
Amortization of discount on seller notes	61	87
Amortization of post-combination compensation	1,878	3,050
Deferred income taxes	(522)	(114)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Accounts receivable, net	(5,938)	(5,702)
Prepaid expenses	208	(460)
Income taxes receivable	(1,555)	(475)
Other assets and receivables	(1,375)	(2,970)
Accounts payable	470	397
Accrued compensation	(3,771)	(152)
Accrued business taxes	148	709
Income taxes payable	(395)	—
Accrued expenses	809	985
Deferred rent	(216)	(56)
Net cash used in operating activities	(11,299)	(4,240)
Cash Flows From Investing Activities
Acquisition of business	(833)	(3,047)
Purchase of leasehold improvements and equipment	(242)	(97)
Net cash used in investing activities	(1,075)	(3,144)
Cash Flows From Financing Activities
Principal payments on long-term debt	(2,704)	(80)
Net proceeds from line of credit	4,568	—
Repurchase of common stock	—	(138)
Net cash provided by (used in) financing activities	1,864	(218)
Net decrease in cash	(10,510)	(7,602)
Effect of foreign currency on cash	253	(435)
Cash:
Beginning	15,947	21,830
Ending	$5,690	$13,793

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

REVENUE BY REGION
	Q2 2013		Q2 2012
By Region	Revenue	% of Net Revenue	Revenue	% of Net Revenue	Increase/ (Decrease)	% Increase/ Decrease

North America	$21,725,700	63.5%	$21,365,700	63.3%	$360,000	1.7%
EMEA	8,348,500	24.4%	6,707,500	19.9%	1,641,000	24.5%
Asia Pacific	1,186,600	3.5%	2,568,000	7.6%	(1,381,400)	(53.8)%
Latin America	2,961,900	8.6%	3,113,100	9.2%	(151,200)	(4.9)%
TOTAL	$34,222,700	100%	$33,754,300	100%	$468,400	1.4%

REVENUE BY PRACTICE AREA
	Q2 2013		Q2 2012
By Practice	Revenue	% of Net Revenue	Revenue	% of Net Revenue	Increase/ (Decrease)	% Increase/ Decrease

Financial Services	$8,112,300	23.7%	$11,207,400	33.2%	$(3,095,100)	(27.6)%
TMT	4,534,700	13.2%	3,807,600	11.3%	727,100	19.1%
Life Sciences	6,778,100	19.8%	5,425,600	16.1%	1,352,500	24.9%
Professional Services	5,752,600	16.8%	4,134,300	12.2%	1,618,300	39.1%
Consumer/Retail	5,359,100	15.7%	6,309,200	18.7%	(950,100)	(15.1)%
Industrial	3,685,900	10.8%	2,870,200	8.5%	815,700	28.4%
TOTAL	$34,222,700	100%	$33,754,300	100%	$468,400	1.4%

REVENUE BY REGION, SEQUENTIAL
	Q2 2013		Q1 2013
By Region	Revenue	% of Net Revenue	Revenue	% of Net Revenue	Increase/ (Decrease)	% Increase/ Decrease

North America	$21,725,700	63.5%	$17,432,900	59.7%	$4,292,800	24.6%
EMEA	8,348,500	24.4%	6,681,600	22.9%	1,666,900	24.9%
Asia Pacific	1,186,600	3.5%	1,720,600	5.9%	(534,000)	(31)%
Latin America	2,961,900	8.6%	3,348,300	11.5%	(386,400)	(11.5)%
TOTAL	$34,222,700	100%	$29,183,400	100%	$5,039,300	17.3%

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES SUPPLEMENTAL PERFORMANCE METRICS (CONTINUED) REVENUE BY PRACTICE AREA, SEQUENTIAL
SEQUENTIALLY	Q2 2013		Q1 2013
By Practice	Revenue	% of Net Revenue	Revenue	% of Net Revenue	Increase/ (Decrease)	% Increase/ Decrease

Financial Services	$8,112,300	23.7%	$6,862,800	23.5%	$1,249,500	18.2%
TMT	4,534,700	13.2%	3,434,600	11.8%	1,100,100	32%
Life Sciences	6,778,100	19.8%	5,705,000	19.6%	1,073,100	18.8%
Professional Services	5,752,600	16.8%	4,910,100	16.8%	842,500	17.2%
Consumer/Retail	5,359,100	15.7%	4,667,200	16%	691,900	14.8%
Industrial	3,685,900	10.8%	3,603,700	12.3%	82,200	2.3%
TOTAL	$34,222,700	100%	$29,183,400	100%	$5,039,300	17.3%

SUPPLEMENTAL INFORMATION
	Three Month Period Ended June 30		Increase/ (Decrease)	% Increase/ (Decrease)
	2,013	2,012
# of new search assignments	364	350	14	4%
# of executive search consultants	121	109	12	11%
Productivity	$ 1,167,000	$1,238,700	$(107,400)	(8.7)%
Avg. revenue per executive search	$103,100	$94,400	$8,700	9.2%